Exhibit 99.1

IronNet Announces Fiscal Second Quarter 2022 Financial Results

Reaffirms previous FY2022 Revenue and ARR guidance

Executes order to deploy into supply chain for significant defense industrial base program

McLean, VA (September 14, 2021) – IronNet, Inc. (NYSE: IRNT) (“IronNet”), a leading provider of solutions transforming cybersecurity through Collective Defense, announced today its financial results for the second quarter ended July 31, 2021. The financial and operating results included in this release are for the IronNet business prior to the closing of the business combination with LGL Systems Acquisition Corp. (“LGL”), which occurred on August 26, 2021.

William Welch, co-CEO of IronNet, commented, “We are on target with our first half guidance and are encouraged to begin our journey as a public company this month following the recent completion of our business combination with LGL. New customer momentum so far in the second half of our fiscal year is strong and already includes an authorization to proceed with the first installment of a deployment in a significant defense industrial base customer group.”

GEN (Ret.) Keith Alexander, Founder and co-CEO of IronNet, added: “The explosive increase in adversary activity that we are seeing spanning industries and geographies is unprecedented, and IronNet’s Collective Defense technology gives organizations the platform for real time exchange of cyber event information and online collaboration for a radically improved defense. In enabling much needed collaboration between the public and private sector, IronNet supports the faster identification of, protection against, and response to malicious cyber assaults that threaten the security and privacy of companies, sectors and nations.”

Fiscal Second Quarter 2022 Operating Highlights

•	Annual Recurring Revenue (ARR): $24.1 million compared to $19.5 million at the end of the same quarter last year

•	Dollar-based average contract length: 2.8 years compared to 3.2 years at the end of the same quarter last year

•	Customer Count: 51 compared to 22 at the end of the same quarter last year

Fiscal Second Quarter 2022 Financial Highlights

•	Revenue: $6.1 million compared to $7.9 million in the same quarter last year

•	Subscription revenue grew to $5.8 million from $5.3 million in the same quarter last year

•	Operating loss: $17.0 million compared to $14.2 million in the same quarter last year

•	Net loss: $17.2 million compared to $14.3 million in the same quarter last year

•	Calculated billings (non-GAAP): $3.5 million compared to $7.4 million at the end of the same quarter last year

•	Cash and cash equivalents: $14.1 million at end of quarter

•	Excludes net proceeds from the business combination, after redemptions and estimated expenses, of approximately $109 million

•	Weighted average diluted shares outstanding: 103,395,486 on a pro forma basis giving effect to the close of the business combination

•	1,078,125 additional shares will be added to shares outstanding in the fiscal third quarter 2022 as a result of the achievement of the earnout triggering event under the terms of the merger agreement

Recent Business Highlights

•

Completed business combination on August 26, 2021, and the common stock of IronNet began trading under the ticker symbol “IRNT” on the New York Stock Exchange on August 27, 2021. All IronNet stockholders prior to the business combination rolled 100% of their equity holdings into the new public company.

•

Certified as an integration partner in the Microsoft Intelligent Security Association (MISA), a select ecosystem comprised of independent software vendors and managed security service providers that have combined their solutions with Microsoft to better defend against the world of increasing threats.

•

Expanded the customer base in the recently announced Collective Defense Community for Space which was designed to provide real-time, automated attack intelligence for the pioneering commercial space and critical infrastructure sectors.

•	Entered into a strategic partnership with Mandiant, a part of FireEye, Inc., to jointly enable a best-in-breed managed cyber defense service offering.

•

Named a “Vendor Who Shaped the Year” by IDC for the second time in the past twelve months for our ability to detect threats using AI-based behavioral analysis to generate attack intelligence through our unique real-time Collective Defense platform.

Outlook

“In the first half of fiscal 2022, IronNet was invited into larger deployments that shifted the anticipated closing of several large new customer contracts into the third quarter, including some that involve contracts for entire supply chain communities at once,” said James Gerber, CFO of IronNet. “Our cloud-based subscription revenue — which grew to 60% of product revenue in the first half of the year, a 65% year-over-year growth rate — is a strong proof point for the business and underscores the fully recurring aspect of our financial model. Our cloud focus coupled with the large deal formation that we are seeing reflects IronNet’s ease of deployment and increasing market recognition, which keeps us on pace to double ARR in the third quarter and meet our growth objectives for the full year.”

For the fiscal year 2022 and consistent with its most recent guidance for the year, IronNet currently still expects:

•	Revenue of $43-45 million

•	ARR of $75 million as of end of the fiscal year

Additional Information

Please see the Investor Relations website at https://ir.ironnet.com/ for additional information on the Company. IronNet expects to begin hosting calls to review its financial results and business updates in December 2021 with the release of its fiscal third quarter results.

Upcoming Investor Events

•	Jefferies Virtual Software Conference

Wednesday, Sept. 15

•	Wells Fargo ‘Fireside with IronNet’ Webinar

Monday, Sept. 20

Sessions which offer a webcast will be available on the Investor Relations section of the IronNet website at https://ir.ironnet.com/.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s future outlook and revenue guidance for fiscal 2022 and ARR growth in the third and fourth fiscal quarters, the deployment of its solutions to a new customer group, IronNet’s ability to transform cybersecurity and execute on its business strategy, and the expansion of the cybersecurity market and demand for IronNet’s products and services. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of the business combination with LGL; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; IronNet’s estimates of the size of the markets for its products; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; the performance of IronNet’s products; potential litigation involving LGL or IronNet; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in LGL’s proxy statement/prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b)(3) on August 6, 2021, as well as other documents to be filed by IronNet from time to time with the SEC. The proxy statement/prospectus identifies and addresses, and the other filings from time to time may identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and neither LGL nor IronNet undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Certain Definitions and Non-GAAP Measures

Annual Recurring Revenue (ARR) — Calculated at a particular measurement date as the annualized value of our then existing customer subscription contracts and the portions of other software and product contracts that are to be recognized over the course of the contracts and that are designed to renew, assuming any contract that expires during the 12 months following the measurement date is renewed on its existing terms.

Dollar-based average contract length: Calculated by multiplying the average total length of our customer contracts, measured in years or fractions thereof, by the respective revenue recognized for the last three months of each reporting period, and then dividing by the revenue attributable to software and product customers for the same three-month period used in the numerator. Because many of our customers have similar buying patterns and the average term of our contracts is more than 12 months, this metric provides a means of assessing the degree of built-in revenue repetition that exists across our customer base. Declines in average contract length are not reflective of the average lifetime of a customer.

Calculated billings: Calculated as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced to customers to access our software-based, cybersecurity analytics products, cloud platform and professional services, together with related support services, for our new and existing customers. We typically invoice our customers on multi-year or annual contracts in advance, either annually or monthly.

While we believe that calculated billings may be helpful to investors because it provides insight into the cash that will be generated from sales of our subscriptions, this metric may vary from period-to-period for a number of reasons, and therefore has a number of limitations as a quarter-to-quarter or year-over-year comparative measure. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our metric of calculated billings as tools for comparison. Because of these and other limitations, you should consider calculated billings along with revenue and our other GAAP financial results.

The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to calculated billings:

	Three Months Ended July 31,
	2021	2020
	(in millions)
Revenue	$6.1	$7.9
Add: Total Deferred revenue, end of period	33.6	21.9
Less: Total Deferred revenue, beginning of period	36.2	22.4

Calculated billings	3.5	7.4

IronNet Contacts:

IronNet Investor Contact: Nancy Fazioli: IR@ironnet.com

IronNet Media Contact: Phil Denning / Nora Flaherty: IronNetPR@icrinc.com